                                  Exhibit 23.01

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of our report dated July 28, 1998, with respect to the supplemental consolidated financial statements of Sylvan Learning Systems, Inc.
included in the Current Report on Form 8-K dated July 29, 1998.

Registration Statements on Form S-3:

      Registration Number                  Date Filed
--------------------------------       --------------------

           33-92014                      May 8, 1995
           33-92852                      May 30, 1995
           333-1674                      February 26, 1996
           333-16111                     November 14, 1996
           333-21261                     February 6, 1997
           333-26633                     May 7, 1997
           333-31273                     July 15, 1997
           333-39535                     November 5, 1997
           333-43355                     December 29, 1997
           333-46747                     February 23, 1998
           333-48997                     March 31, 1998
           333-50993                     April 24, 1998

Registration Statements on Form S-8:

                                            Registration
               Name                            Number            Date Filed
-------------------------------------    ------------------   ------------------

1987-1991 Employee Stock Option Plan      33-77384             April 6, 1994
1993 Director Stock Option Plan           33-77386             April 6, 1994
1993 Employee Stock Option Plan           33-77390             April 6, 1994
1993 Management Stock Option Plan         33-77388             April 6, 1994
1997 Employee Stock Purchase Plan         333-21963            February 18, 1997


ERNST & YOUNG LLP

Baltimore, Maryland
July 28, 1998